SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2005

VALLEY NATIONAL GASES INCORPORATED

(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or other jurisdiction or incorporation)	000-29226 (Commission File Number)	23-2888240 (IRS Employer Identification No.)

200 WEST BEAU STREET, SUITE 200
WASHINGTON, PENNSYLVANIA	15301
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 228-3000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

      In order to reflect enhanced disclosures and a change in the format of its consolidated statements of operations, Valley National Gases Incorporated (the “Company”) is filing audited consolidated financial statements for the years ended June 30, 2002, 2003 and 2004 (the “Audited Financial Statements”), which have been revised from such financial statements as previously included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 28, 2004 (the “Original Filing”). The revisions have been made to align with responses to an SEC comment letter. The Audited Financial Statements have not been updated to reflect events occurring after the Original Filing or to modify or update those disclosures affected by subsequent events. Other events occurring after the filing of the Original Filing or other disclosures necessary to reflect subsequent events have been or will be addressed in the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2004, December 31, 2004 and March 31, 2005 and any reports filed with the SEC subsequent to the date of this filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS

23.1.	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2.	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

99.1.	Valley National Gases Incorporated consolidated financial statements for the years ended June 30, 2002, 2003 and 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2005

VALLEY NATIONAL GASES INCORPORATED
By:	/s/ James P. Hart
James P. Hart, President and Chief
Financial Officer

EXHIBIT INDEX

Number	Description

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

99.1	Valley National Gases Incorporated consolidated financial statements for the years ended June 30, 2002, 2003 and 2004